Exhibit 99.1

Waitr Announces Management Appointments

LAFAYETTE, La. – July 9, 2020 - Waitr Holdings Inc. (Nasdaq: WTRH) (“Waitr” or the “Company”), a leader in on-demand food ordering and delivery, today announced three management appointments to enhance the depth and expertise of the Company’s leadership team. Mark D’Ambrosio has been appointed Chief Sales Officer; David Cronin has been appointed Chief Engagement Officer; and Thomas Pritchard has been appointed General Counsel.

“I am thrilled to welcome Mark, David and Thomas to the Waitr team,” said Carl Grimstad, Chairman and CEO of Waitr. “We are tapping these three highly experienced leaders to accelerate value creation in the key areas of sales, HR and regulatory/legal advice. I am eager to work alongside them to continue to drive our growth initiatives and further position Waitr as a leader in food ordering and delivery.”

Mark D’Ambrosio, Chief Sales Officer of Waitr, has extensive experience with sales organizations, previously serving as Executive Vice President of Sales at Centerfield Media from 2017-2019 where he focused on sales performance, training, agent development and recruiting. Prior to Centerfield, Mr. D’Ambrosio served as the Senior Vice President of Direct Sales for iPayment, Inc. from 2014-2017 where he managed direct, agent and high-risk sales. Mr. D’Ambrosio also held various sales roles at Flagship Merchant Services, Inc. for over 10 years. Mr. D’Ambrosio holds a Bachelor of Arts from Colby College.

David Cronin, Chief Engagement Officer of Waitr, has a strong record of achievement within the Human Resources function across multiple industries. Mr. Cronin previously served as Executive Vice President and Chief Human Resources Officer at iPayment, Inc. from 2011-2018. Mr. Cronin also served as Vice President of Human Resources at Caritas Christi Health Care from 2009-2010 and Cape Cod Healthcare, Inc. from 2005-2009, and served as a Principal at The WellSpring Group, an HR consulting firm, from 2001-2005. Mr. Cronin holds a Master of Science from Northeastern University and a Bachelor of Science from the United States Military Academy at West Point.

Thomas C. Pritchard, General Counsel of Waitr, has been engaged in the private practice of law for over 35 years, with extensive experience in advising public and private corporations and individuals engaged in a variety of financial and business transactions, including merger and acquisition transactions, private and public offerings of debt and equity securities, Securities and Exchange Commission regulatory compliance, board and special committee representation, and a wide variety of business advice. Mr. Pritchard holds a Juris Doctor from Southern Methodist University School of Law and a Bachelor of Arts from Northwestern University.

About Waitr Holdings Inc.

Founded in 2013 and based in Lafayette, Louisiana, Waitr is a leader in on-demand food ordering and delivery. Waitr, along with Bite Squad connect local restaurants to hungry diners in underserved U.S. markets. Together they are a convenient way to discover, order and receive great food from local restaurants, national chains and grocery stores. As of June 30, 2020, Waitr and Bite Squad operated in small and medium sized markets in the United States in over 600 cities.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” as defined by the federal securities laws, including statements regarding the Company’s preliminary unaudited financial results, implementation of strategic initiatives and future performance of the Company. Forward-looking statements reflect Waitr’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the impact of the coronavirus (COVID-19) pandemic on the Company’s business and operations, and those described under the section entitled “Risk Factors” in Waitr’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020, as such factors may be updated from time to time in Waitr’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Waitr’s filings with the SEC. While forward-looking statements reflect Waitr’s good faith beliefs, they are not guarantees of future performance. Waitr disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Waitr (or to third parties making the forward-looking statements).

Contacts:

Investors

WaitrIR@icrinc.com